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                                                                    EXHIBIT 10.3


                            NON-COMPETITION AGREEMENT
                            -------------------------


         THIS NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into this 4th day of May, 1998, by and among Eagle Research Corporation, a West Virginia corporation ("Seller"), American Meter Company, a Delaware corporation ("American Meter"), Metretek, Incorporated, a Florida corporation ("Purchaser"), and Marcum Natural Gas Services, Inc., a Delaware corporation ("Marcum").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Seller, American Meter, Purchaser and Marcum are parties to a certain Asset Purchase Agreement, dated March 23, 1998 ("Purchase Agreement"), providing for the sale by Seller to Purchaser of certain assets of Seller; and

         WHEREAS, in order to induce Purchaser and Marcum to enter into the Purchase Agreement and to perform their obligations thereunder, and pursuant to Sections 5.16 and 6.7 of the Purchase Agreement providing that the parties hereto covenant to execute and deliver this Agreement as a condition to their respective obligations under the Purchase Agreement, the parties hereto desire to provide certain non-competition covenants upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms and phrases shall have the respective meanings set forth below:

                  (a) AFFILIATE. The term "Affiliate" means, with respect to any party hereto, any Person directly or indirectly controlling, controlled by or under common control with such party, including, without limitation, a Person with respect to which such party possesses, directly or indirectly, the power to direct or cause the direction of its management and policies, whether through the ownership of voting securities, by contract or otherwise.

                  (b) BUSINESS. The term "Business" means the development, design, manufacture, assembly, packaging, construction, installation, sale, distribution, marketing, lease, license and sublicense of electronic correctors, pulse accumulators and transistors and modems and other non-RF meter reading devices similar in function, and the provision of services related thereto, in electronic measurement systems for utility, industrial and commercial gas and electric customers.

                  (c) CLOSING DATE. The term "Closing Date" shall have the meaning given to such term in the Purchase Agreement.

                  (d) COMPETITIVE PRODUCT. The term "Competitive Product" means any product or related service included in the Business or similar thereto in function.

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                  (e) DIRECTLY OR INDIRECTLY. The phrase "directly or
indirectly" (whether or not capitalized) shall be broadly construed so as to encompass any attempt by a party to circumvent the intent of the covenants and limitations imposed hereunder, including participation with Affiliates of such party.

                  (f) NON-COMPETE PERIOD. The term "Non-Compete Period" means that period of time commencing on the date hereof and continuing until five (5) years from the Closing Date.

                  (g) PERSON. The term "Person" means any individual, corporation, partnership, limited liability company, joint venture or other firm, business, association, enterprise or entity.

                  (h) SUBSIDIARY. The term "Subsidiary" means, with respect to any party hereto, a Person of which such party owns, directly or indirectly, a majority of the voting power.

         SECTION 2.        COVENANT NOT TO COMPETE.

                  (a) COVENANT. Each of Seller and American Meter hereby agrees, for itself and its Affiliates (except that as to any of its Affiliates that are not wholly-owned subsidiaries, then this covenant shall only apply in the U.S. and Canada), that neither it nor any of its Affiliates shall, directly or indirectly, during the Non-Compete Period, whether alone or together in association with others, and whether as a principal, agent, owner, shareholder, officer, director, partner, member, manager, operator, lender, supplier, distributor, employee, proprietor, investor, independent contractor, lender, licenser, licensee, co-venturer, consultant or in any other capacity whatsoever, engage in the Business or invest in, have a financial interest in, lend money or to be in any way connected or affiliated with, or render advice, services or financial assistance to, any Person engaged in the Business, anywhere in the world.

                  (b) EXCEPTIONS. Notwithstanding any provision of this Agreement to the contrary, nothing set forth herein shall prevent (i) American Meter or Seller or any of their Subsidiaries from designing and constructing a Competitive Product, but only if, after receipt of written request from American Meter (or one of its Subsidiaries) to design or construct such Competitive Product, Purchaser or one of its Affiliates gives written notice to American Meter that it elects not to manufacture such competitive Product or (A) does not commence the design or construction of such Competitive Product within sixty
(60) days of receipt of such request (or such later time thereafter that is commercially reasonable to commence such design or construction), (B) complete the design and construction to American Meter's reasonable satisfaction within a commercially reasonable time thereafter, and (C) furnish the Competitive Product to American Meter at "Full Manufacturing Cost" (as such term is defined in the License Agreement, of even date herewith, among American Meter, Seller and Purchaser,) plus 10%, if the Competitive Product is an integral part of meters manufactured by American Meter or any of its Subsidiaries, and at "Full Manufacturing Cost" plus 20%, in all other cases; (ii) American Meter or Seller or any of their Affiliates from, as a part of an acquisition of the capital stock or assets of another Person, acquiring a business ("Acquired Business") that, among other things, engages in the business (the "Competitive Business") of the design or construction of Competitive Products and continues to engage in the Competitive Business, provided that (x) the revenues of the Competitive Business are not more than twenty percent (20%) of the total revenues of the Acquired Business, (y) it disposes of the Competitive Business within one (1) year of such acquisition if the expiration of the one (1) year period is within the Non-Compete Period, and (z) it offers Purchaser and its Affiliates a right of first refusal to acquire the Competitive Business on the same



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or no less favorable terms and conditions as offered by any third party; or
(iii) an Affiliate of American Meter from selling a custom self-contained measurement and regulating station (the "Station") which includes a Competitive Product if the purchaser of the Station designates a Competitive Product to be included in the station despite such Affiliate's good faith efforts to utilize a product manufactured by Purchaser.

         SECTION 3. COVENANT REGARDING BUSINESS RELATIONSHIPS. Each of Seller and American Meter hereby agrees, for itself and its Affiliates, that neither it nor any of its Affiliates shall, directly or indirectly, during the Non-Compete Period, (a) solicit or induce any customer, client, lender, lessor, lessee, licensor, licensee, supplier, distributor, consultant, independent contractor or agent of Purchaser or any of its Affiliates engaged in the Business to terminate its engagement by or other relationship with Purchaser or any of its Affiliates engaged in the Business with respect to Competitive Products, (b) interfere in any business relationship between Purchaser or any of its Affiliates engaged in the Business and any other Person with respect to Competitive Products, or (c) publicly disparage Purchaser or any of its Affiliates, or any of their directors, officers, shareholders, employees or agents, in connection with the Business.

         SECTION 4. COVENANT REGARDING CONFIDENTIAL INFORMATION. Each of the parties hereto hereby agrees, for itself and its Affiliates, that it and its Affiliates shall at all times (during and after the Non-Compete Period) keep and maintain Confidential Information (as defined below) confidential, and further agrees that neither it nor any of its Affiliates shall, at any time, either directly or indirectly, use any Confidential Information for its own benefit or for the benefit of any other Person or divulge, disclose, communicate or otherwise reveal any Confidential Information to any Person in any manner whatsoever, except (i) information that is publicly available other than by virtue of a direct or indirect disclosure by it, or (ii) to the extent otherwise required by court order; provided, however, that the obligation of Purchaser and Marcum and their Affiliates under this Section 4 shall not apply with respect to information related to the Assets and Business (as such terms are defined in the Purchase Agreement) being acquired by Purchaser under the Purchase Agreement. As used herein, "Confidential Information" means any and all information relating to the "Business" or relating to the parties hereto, including, without limitation, trade secrets, know-how, intellectual properties, inventions, financial and sales information, pricing policies, price lists, customer lists, business plans, products, marketing strategies, budgets, methods and manner of operations, creditors, lenders, debtors, distributors, wholesalers, licensees, licensors, lessees, lessors, others having business relationships with other parties hereto, processes, marketing techniques and methods, computer programs and software, engineering and technical data, drawings, designs, contracts, agreements, licenses, leases, permits, raw materials, supplies, formulas, samples, research and development, or any other information known to be or considered to be proprietary or confidential.

         SECTION 5. INTERPRETATION OF COVENANTS. Each of the parties hereto acknowledges and agrees that the duration and area for which the covenant not to compete and other covenants set forth in this Agreement as to be effective are fair and reasonable and are reasonably required for the protection of Marcum and Purchaser and their business and good will. In the event that any court determines that any portion of the time period or the area, or both of them, are unreasonable, arbitrary or against public policy as to any covenant and that such covenant is to that extent unenforceable, illegal or invalid, each party hereto agrees that the covenant shall be amended to delete therefrom such provision or portion determined to be unenforceable, illegal or invalid so that the covenant shall remain in full force and effect for the greatest time period and in the greatest area that would render it enforceable, legal and valid. The parties intend that each covenant shall be deemed to be a series of


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separate covenants, one for each and every county of each and every state of the
United States of America and one for each and every political subdivision of each and every other country in which the covenant not to compete or other covenant is intended to be effective and is not proscribed by law.

         SECTION 6. WAIVER OF DEFENSE. Each of the parties hereto, for itself and its Affiliates, hereby expressly waives any objection to or defense in respect of the geographical scope or duration of the restriction on competition and other covenants for the protection of the business of the Company provided in Sections 2, 3 and 4 of this Agreement. Each of the parties hereto also acknowledges and agrees that the covenants set forth herein are of material importance to the other parties hereto, that the parties hereto have conditioned their obligations to consummate the transactions contemplated by the Purchase Agreement upon the execution, delivery and performance by the other parties hereto of this Agreement, and that each party hereto is relying on the covenants of the other parties hereto as set forth herein.

         SECTION 7. EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that its obligations set forth in this Agreement are of special, unique and personal character which give them a peculiar value to the other parties hereto, that the other parties hereto will suffer immediate significant and irreparable harm to their good will and business which cannot be reasonably or adequately compensated by money damages alone in the event such party repudiates or breaches the provisions hereof or threatens or attempts to do so, and that the provisions of this Agreement are reasonable and necessary to protect the business and the good will of the other parties hereto. Each of the parties hereto therefore expressly agrees that, in addition to all other rights and remedies which the other parties hereto may have at law or in equity or by reason of any other agreement, the other parties hereto shall be entitled to obtain a temporary, preliminary and/or permanent injunction and other equitable relief in order to prevent or restrain any such breach by such party or any of its Affiliates and/or other Persons acting directly or indirectly in concert or in participation with it, and the other parties hereto shall not be required to post a bond or other security or to prove actual damages as a condition for the granting of such relief.

         SECTION 8.        GENERAL PROVISIONS.

                  (a) GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Florida, without giving effect to any principles or rules of conflicts or choice of laws. Any action, suit or other proceeding seeking to enforce any right, remedy, obligation, duty, covenant or provision of, or arising out of, this Agreement shall be brought and entered against any party hereto exclusively in any federal or state court of the State of Florida or of the United States located in the State of Florida. Each party hereto irrevocably submits to the personal jurisdiction of any such court and irrevocably waives, to the fullest extent of the law, any objection that it may now or hereafter have to the laying of venue in any such court and any claim that such action, suit or proceeding has been brought in an inconvenient form.

                  (b) SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties hereto, except that the rights and interests of Purchaser in this Agreement can be assigned to another Person acquiring the Purchaser in a merger or sale of substantially all of its assets.


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                  (c) AMENDMENT. This Agreement may not be amended, supplemented or modified in any manner, in whole or in part, except by a written instrument signed all parties hereto that specifies that it amends, supplements or modifies this Agreement.

                  (d) NOTICES. Any and all notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, or if sent by facsimile transmission (upon receipt of confirmation of delivery), on the next business day if sent by overnight courier service, or three business days after being sent by first class registered or certified U.S. Mail, postage prepaid, return receipt requested, to the parties at the following addresses:

                  If to Purchaser and/or Marcum:

                  Metretek, Incorporated
                  300 North Drive
                  Melbourne, FL  32934
                  Attn:  Ronald W. McKee
                  Telephone:  407-259-9700
                  Facsimile:    407-259-2900

                  Marcum Natural Gas Services, Inc.
                  1675 Broadway, Suite 2150
                  Denver, Colorado  80202
                  Attn:  W. Phillip Marcum
                  Telephone:  303-592-5555
                  Facsimile:    303-592-5556

                  With a copy to:

                  Kegler, Brown, Hill & Ritter
                  65 E. State Street, Suite 1800
                  Columbus, OH 43215
                  Attn: Paul R. Hess, Esq.
                  Telephone: 614-462-5400
                  Facsimile: 641-464-2634

                  If to Seller and/or American Meter:

                  Eagle Research Corporation
                  105 Erskine Lane
                  Scott Depot, West Virginia  25560
                  Attn:  Harry I. Skilton
                  Telephone:  304-757-3300
                  Facsimile:   304-757-0381



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                  American Meter Company
                  300 Welsh Road, Building One
                  Horsham, Pennsylvania 19044
                  Attn:  Harry I. Skilton
                  Telephone:  215-830-1800
                  Facsimile: 215-830-1893

                  With a copy to:

                  Swidler & Berlin, Chtd.
                  3000 K Street, N.W.,      Suite 300
                  Washington, D.C. 20007-5116
                  Attn: Kenneth I. Schaner, Esq.
                  Telephone: 202-424-7500
                  Facsimile: 202-424-7643

Any party may change its designated address by giving written notice thereof to all other parties hereto in the manner provided in this Section 8(d). Any party hereto may send any notice, request, demand or other communication to the intended recipient at the address above by using any of the means (such as telecopy, telex, expedited courier, messenger, ordinary mail or electronic mail), but no such notice, demand, request or other communication shall be deemed to have been given until it is actually received by the recipient.

                  (e) SEVERABILITY. If, for any reason, any provision of this Agreement or any covenant set forth herein is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall continue in full force and effect to the maximum extent permitted by law.

                  (f) WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. The failure of a party to insist upon strict adherence to any provision of this Agreement on one or more occasions shall not be considered a continuing waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

                  (g) NO THIRD PARTY BENEFICIARIES. Except as expressly provided in this Agreement, this Agreement does not confer or create and is intended by the parties hereto to confer or create, and shall not be construed as conferring or creating, upon any Person other than the parties hereto and their successors and permitted assigns, any rights, privileges or causes of action under or by reason of this Agreement.

                  (h) HEADINGS. The headings used in this Agreement are solely for convenience of reference and shall not be considered or given any effect in construing or interpreting this Agreement.

                  (i) CUMULATIVE REMEDIES. Each and every right and remedy conferred upon Purchaser and Marcum under this Agreement shall be in addition to any other right or remedy hereunder or otherwise existing at law, in equity or by agreement.

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                  (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, including counterparts executed by less than all parties hereto, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (k) ENTIRE AGREEMENT. This Agreement and Sections 5.16, 6.7,
7.4 and 8.3 of the Purchase Agreement constitute the full and entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous arrangements, agreements and understandings, oral or written, among the parties hereto with respect to the subject matter herein.





[The next page is the signature page]



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         IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition
Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first set forth above.

                                     EAGLE RESEARCH CORPORATION


                                     By: /s/ Harry I. Skilton
                                        ---------------------------------------
                                     Its: Vice President
                                         --------------------------------------


                                     AMERICAN METER COMPANY


                                     By: /s/ Harry I. Skilton
                                        ---------------------------------------
                                     Its: President and Chief Executive Officer
                                         --------------------------------------



                                     METRETEK, INCORPORATED


                                     By: /s/ W. Phillip Marcum
                                        ---------------------------------------
                                     Its: Chief Executive Officer
                                         --------------------------------------



                                     MARCUM NATURAL GAS SERVICES, INC.


                                     By: /s/ W. Phillip Marcum
                                        ---------------------------------------
                                     Its: President
                                         --------------------------------------




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